UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019 (December 18, 2019)

NEBULA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38339	82-3008583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 2350 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 618-7161

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEBU	The NASDAQ Stock Market LLC
Warrants to purchase one share of Common Stock	NEBU.W	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock and one third of one Warrant	NEBU.U	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 18, 2019, Nebula Acquisition Corporation (the “Company”) held its 2019 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected two directors to serve as the Class I directors on the Company’s board of directors (“Board”) until the 2022 annual meeting of stockholders or until their successors are elected and qualified and (ii) ratified the selection by the audit committee of the Board of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

 David Kerko and Ronald Lamb were re-elected to serve as the Class I directors. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
David Kerko	18,523,875	8,780,157	0
Ronald Lamb	18,523,875	8,780,157	0

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
27,306,032	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019

NEBULA ACQUISITION CORPORATION

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Co-Chairman, Co-Chief Executive Officer
and Director

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